SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                        FORM 8-K


                     CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)
                     November 18, 1999



                    LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)



Delaware                0-27610          11-2882328
(State or other        (Commission    (IRS Employer
jurisdiction            File No.)     Identification Number)
of incorporation)


      7840 Montgomery Road, Cincinnati, Ohio         45236
     (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code: (513)792-9292


                             N/A

(Former name or former address, if changed since last report)


Item 5.  Other Events

LCA-Vision Inc. issued a press release announcing that it is not impacted by SEC Civil complaint against Credit Bancorp.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits


     99.1     Press Release dated November 18, 1999


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    LCA-VISION INC.



Date: November 19, 1999             By:/s/Larry P. Rapp
                                    -----------------------------
                                    Larry P. Rapp,
                                    Chief Financial Officer

COMPANY CONTACTS              INVESTOR RELATIONS
LCA-Vision Inc.               Lippert/Heilshorn & Associates, Inc.
Stephen Joffe, Chairman & CEO Bruce Voss (Bruce@lhai.com)
Larry Rapp, Treasurer & CFO   (310) 575-4848
(513) 792-9292                Ruth Abeshaus (Ruth@lhai.com)
                              (212) 838-3777

                              MEDIA CONTACT
                              Elissa Grabowski (Elissa@lhai.com)
                              (212) 838-3777

FOR IMMEDIATE RELEASE


      LCA-VISION NOT IMPACTED BY SEC CIVIL COMPLAINT AGAINST
                        CREDIT BANCORP

CINCINNATI (November 18, 1999) - LCA-Vision Inc. (NASDAQ NM:
LCAV), today issued the following statement regarding Credit Bancorp and the Securities and Exchange Commission (SEC). Civil charges filed November 17, 1999 by the SEC against Credit Bancorp in no way involve or effect the operations, financial condition or future prospects of LCA-Vision. Any references to LCA-Vision shares cited in the SEC's civil complaint involved only the personal holdings of Stephen Joffe and his wife Sandra Joffe. Credit Bancorp returned most of the personal holdings in 1997.

The Company further stated that Dr. and Mrs. Joffe have informed the Company that in light of the revelations regarding Credit Bancorp, they have concluded that it appears unlikely they will be able to recover a total of 950,000 LCAV shares they provided as loan collateral to Credit Bancorp in 1997. They intended to amend their stock ownership filings with the SEC to reflect a decrease in their ownership due to this development.

LCA-Vision owns and operates 22 centers and plans to convert additional centers and open new before year-end. LCA-Vision's laser vision correction centers in the U.S., Canada, and Europe are supported by a network of over 2,200 ophthalmologists and optometrists. More than 60 million Americans who wear eyeglasses or contact lenses are currently eligible for laser vision correction.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

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